Exhibit 99.3

Brightcove Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements of Brightcove Inc. (the “Company”) and Zencoder Inc. (“Zencoder”) have been prepared to give effect to the acquisition of Zencoder by the Company pursuant to the merger of Zebra Acquisition Corporation, an indirect subsidiary of the Company, with and into Zencoder, on August 14, 2012. The unaudited pro forma condensed combined balance sheet as of June 30, 2012, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 and the year ended December 31, 2011 are presented herein to reflect the acquisition of Zencoder.

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheet of the Company as of June 30, 2012 and the unaudited condensed balance sheet of Zencoder as of June 30, 2012 and gives effect to the acquisition as if it had been completed on June 30, 2012, including any adjustments to fair value required. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combines the unaudited historical results of the Company and the unaudited historical results of Zencoder for these periods, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 combines the audited historical results of the Company and the audited historical results of Zencoder for the year then ended. The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on January 1, 2011.

The historical consolidated financial information of the Company and Zencoder has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The actual financial position or results of operations reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including but not limited to the impact and benefits of the acquisition, cost savings from operating efficiencies, synergies and the incremental costs incurred in successfully integrating and operating the Zencoder business. There were no transactions between the Company and Zencoder during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated. The unaudited pro forma condensed combined financial statements presented are based upon available information and assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements are based upon the respective historical and pro forma financial information of the Company and Zencoder, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the separate historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2011 included in the Company’s final prospectus filed with the Securities and Exchange Commission on February 17, 2012 pursuant to Rule 424(b) of the Security Act of 1933, as amended, related to its initial public offering;

•

the separate historical unaudited condensed consolidated financial statements of the Company as of and for the six months ended June 30, 2012 included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012;

•	the separate historical audited financial statements of Zencoder as of and for the year ended December 31, 2011, included in Exhibit 99.1 of this Current Report on Form 8-K/A; and

•	the separate historical unaudited condensed financial statements of Zencoder as of and for the six months ended June 30, 2012, included in Exhibit 99.2 of this Current Report on Form 8-K/A.

These unaudited pro forma condensed combined financial statements are presented for informational purposes only and do not purport to represent what the financial position or results of operations would actually have been if the acquisition occurred as of the dates indicated or what such financial position or results will be for any future periods.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, whereby the Company is treated as the acquiring entity. Accordingly, consideration paid by the Company to complete the acquisition of Zencoder was allocated to Zencoder’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available along with the completion of the independent purchase price allocation and as additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below.

The Company expects to incur additional costs associated with integrating the businesses of the Company and Zencoder. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

Based on the Company’s preliminary review of Zencoder’s summary of significant accounting policies disclosed in Zencoders’s financial statements, the nature and amount of any adjustments to the historical financial statements of Zencoder to conform Zencoder’s accounting policies to those of the Company’s are not expected to be significant. Further review of Zencoder’s accounting policies and financial statements may result in required revisions to Zencoder’s policies and classifications to conform to the Company’s.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

	Historical
	June 30, 2012	June 30, 2012	Pro Forma		Pro Forma
	Brightcove	Zencoder	Adjustments		Combined
Assets
Current assets:
Cash and equivalents	$44,606,828	$426,664	$(27,685,708	)(a)	$17,347,784
Short-term investments	8,986,844	—	—		8,986,844
Restricted cash	—	70,000	—		70,000
Accounts receivable, net of allowance	17,465,130	41,012	—		17,506,142
Prepaid expenses and other current assets	3,653,837	42,684	—		3,696,521

Total current assets	74,712,639	580,360	(27,685,708)		47,607,291
Long-term investments	5,034,753	—	—		5,034,753
Property and equipment, net	8,871,019	86,462	—		8,957,481
Goodwill	2,372,112	—	20,304,057	(b)	22,676,169
Intangible assets	—	—	11,031,000	(c)	11,031,000
Restricted cash, net of current portion	233,000	—	—		233,000
Other assets	449,223	—	—		449,223

Total assets	$91,672,746	$666,822	$3,649,349		$95,988,917

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,411,366	$142,115	$—		$1,553,481
Accrued expenses	8,779,123	169,226	—		8,948,349
Deferred revenue	15,967,873	16,437	—		15,984,310

Total current liabilities	26,158,362	327,778	—		26,486,140
Convertible notes payable	—	419,750	(419,750	)(d)	—
Embedded derivative liability	—	38,400	(38,400	)(d)	—
Deferred revenue, net of current portion	263,489	—	—		263,489
Deferred tax liabilities	—	—	4,390,338	(i)	4,390,338
Other liabilities	327,305	73,221	—		400,526

Total liabilities	26,749,156	859,149	3,932,188		31,540,493
Contingencies
Stockholders’ equity (deficit)
Preferred stock - undesignated	—	—	—		—
Convertible preferred stock	—	2,497,321	(2,497,321	)(e)	—
Common stock	27,334	149	(149	)(e)	27,334
Additional paid-in-capital	163,225,162	232,401	(232,401	)(e)	163,225,162
Accumulated other comprehensive income	961,805	—	—		961,805
Accumulated deficit	(100,600,298)	(2,922,198)	2,922,198	(e)	(101,075,464)
			(475,166	)(f)

Total stockholders’ equity (deficit) before non-controlling interest	63,614,003	(192,327)	(282,839)		63,138,837
Non-controlling interest in consolidated subsidiary	1,309,587	—	—		1,309,587

Total stockholders’ equity (deficit)	64,923,590	(192,327)	(282,839)		64,448,424
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$91,672,746	$666,822	$3,649,349		$95,988,917

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2012

	Historical
	June 30, 2012 Brightcove	June 30, 2012 Zencoder	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Subscription and support revenue	$39,553,959	$948,759	$—		$40,502,718
Professional services and other revenue	2,009,894	14,948	—		2,024,842

Total revenue	41,563,853	963,707	—		42,527,560
Cost of revenue:
Cost of subscription and support revenue	10,427,380	493,420	506,167	(g)	11,426,967
Cost of professional services and other revenue	2,380,673	5,032	—		2,385,705

Total cost of revenue	12,808,053	498,452	506,167		13,812,672

Gross profit	28,755,800	465,255	(506,167)		28,714,888

Operating expenses:
Research and development	8,740,155	626,449	19,500	(g)	9,386,104
Sales and marketing	18,752,955	402,566	333,440	(g)	19,488,961
General and administrative	7,910,839	421,262	354,378	(j)	8,686,479
Merger-related	479,064	—	(479,064	)(h)	—

Total operating expenses	35,883,013	1,450,277	(228,254)		37,561,544

Loss from operations	(7,127,213)	(985,022)	(734,421)		(8,846,656)

Other (expense) income, net	(537,616)	(10,135)	—		(547,751)
Loss before income taxes and non-controlling interest in consolidated subsidiary	(7,664,829)	(995,157)	(734,421)		(9,394,407)
Provision for income taxes	57,234	—	—		57,234

Consolidated net loss	(7,722,063)	(995,157)	(734,421)		(9,451,641)
Net (income) loss attributable to noncontrolling interest in consolidated subsidiary	(201,283)	—	—		(201,283)

Net loss attributable to Brightcove Inc.	(7,923,346)	(995,157)	(734,421)		(9,652,924)
Accretion of dividends on redeemable convertible preferred stock	(732,520)	—	—		(732,520)

Net loss attributable to common stockholders	$(8,655,866)	$(995,157)	$(734,421)		$(10,385,444)

Net loss per share attributable to common stockholders—basic and diluted	$(0.40)				$(0.48)

Weighted-average number of common shares used in computing net loss per share attributable to common stockholders—basic and diluted	21,549,537				21,549,537

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

	Historical
	December 31, 2011 Brightcove	December 31, 2011 Zencoder	Pro Forma Adjustments	Pro Forma Combined
Revenue:
Subscription and support revenue	$60,168,495	$667,177	$—	$60,835,658
Professional services and other revenue	3,394,154	40,691	—	3,434,845

Total revenue	63,562,649	707,868	—	64,270,517
Cost of revenue:
Cost of subscription and support revenue	15,477,769	387,102	1,012,333 (g)	16,877,204
Cost of professional services and other revenue	4,744,299	13,422	—	4,757,721

Total cost of revenue	20,222,068	400,524	1,012,333	21,634,925

Gross profit	43,340,581	307,344	(1,012,333)	42,635,592

Operating expenses:
Research and development	15,266,357	791,006	39,000 (g)	16,096,363
Sales and marketing	31,564,015	528,257	666,881 (g)	32,759,153
General and administrative	12,640,234	521,692	2,182,777 (j)	15,344,703

Total operating expenses	59,470,606	1,840,955	2,888,658	64,200,219

Loss from operations	(16,130,025)	(1,533,611)	(3,900,991)	(21,564,627)

Other (expense) income, net	(1,053,577)	49,153	—	(1,004,424)
Loss before income taxes and non-controlling interest in consolidated subsidiary	(17,183,602)	(1,484,458)	(3,900,991)	(22,569,051)
Provision for income taxes	89,673	—	—	89,673

Consolidated net loss	(17,273,275)	(1,484,458)	(3,900,991)	(22,658,724)
Net (income) loss attributable to noncontrolling interest in consolidated subsidiary	(361,581)	—	—	(361,581)

Net loss attributable to Brightcove Inc.	(17,634,856)	(1,484,458)	(3,900,991)	(23,020,305)
Accretion of dividends on redeemable convertible preferred stock	(5,638,734)	—	—	(5,638,734)

Net loss attributable to common stockholders	$(23,273,590)	$(1,484,458)	$(3,900,991)	$(28,659,039)

Net loss per share attributable to common stockholders—basic and diluted	$(4.75)			$(5.85)

Weighted-average number of common shares used in computing net loss per share attributable to common stockholders—basic and diluted	4,900,310			4,900,310

See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1. Basis of Presentation

On August 14, 2012, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Brightcove Inc. (the “Company”), Zebra Acquisition Corporation, a Delaware corporation (“MergerCo”), Zencoder Inc., a Delaware corporation (“Zencoder”), and James Lindenbaum as Securityholders’ Representative, the Company completed its acquisition of all of the issued and outstanding shares of capital stock of Zencoder, and MergerCo merged with and into Zencoder, with Zencoder remaining as the surviving entity and a wholly-owned subsidiary of the Company. The purchase price of Zencoder was approximately $30.0 million and was funded by cash on hand. Of the $30.0 million purchase price, approximately $2.7 million was withheld by the Company at closing and will be paid to certain Zencoder employees as they perform specific services for the Company. These amounts will be charged to compensation expense as incurred. Pursuant to the Merger Agreement, $4.6 million of the purchase price was placed into an escrow fund. The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of the Company and Zencoder, after giving effect to the acquisition of Zencoder and adjustments described in these footnotes, and are intended to reflect the impact of the acquisition on the Company.

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheet of the Company as of June 30, 2012 and the unaudited condensed balance sheet of Zencoder as of June 30, 2012 and gives effect to the acquisition as if it had been completed on June 30, 2012. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 combines the unaudited historical results of the Company and the unaudited historical results of Zencoder, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 combines the audited historical results of the Company and the audited historical results of Zencoder. The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on January 1, 2011.

The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Standard Codification 805 - Business Combinations, and the Company’s cost to acquire Zencoder has been allocated to the assets acquired and liabilities assumed based upon respective preliminary estimate of fair values as of the date of the merger using assumptions that the Company’s management believes are reasonable given the information currently available. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of net assets of $20,304,057 as of the effective date of the acquisition was allocated to goodwill in accordance with the accounting guidance. The amounts allocated to acquired assets and assumed liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary internal valuation estimates. Definitive allocations are being performed and finalized based on certain valuations and other studies performed by the Company with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the foregoing unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value.

Note 2. Purchase Price Allocation

The net purchase price of Zencoder was approximately $27.2 million and was funded by cash on hand.

The total purchase price has been allocated to Zencoder’s tangible assets, identifiable intangible assets and assumed liabilities based on their estimated fair values as of June 30, 2012. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities will be recorded as goodwill. The Company’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are preliminary and are subject to change. The total purchase price was allocated as follows:

Tangible assets	$666,822
Liabilities assumed	(400,999)
Identifiable intangible assets (Note 3c)	11,031,000
Deferred tax liabilities	(4,390,338)
Goodwill	20,304,057

Total estimated purchase price	$27,210,542

The preliminary fair value of the intangible assets has been estimated using the income approach in which the after-tax cash flows are discounted to present value. The cash flows are based on estimates used to price the transaction, and the discount rates applied were benchmarked with reference to the implied rate of return from the transaction model as well as the weighted average cost of capital. Based on the preliminary valuation, the acquired intangible assets are comprised of existing technology of approximately $6.1 million, representing the video encoding service, customer relationship assets of approximately $4.0 million, trade-names of approximately $368,000 and non-compete contracts of approximately $596,000. There was no in-process research and development identified.

The existing technology assets relate to currently marketed products. Given the uncertainties inherent with product development and introduction, there can be no assurance that any of the combined company’s product development efforts will be successful on a timely basis or within budget, if at all. These preliminary estimates of fair value and estimated useful lives may vary materially from the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of definite lived intangible assets would cause a corresponding $171,821 annual increase or decrease in amortization expense. As the Company completes its fair value analysis, additional information may be obtained by the Company regarding the specifics of Zencoder’s intangible assets, and additional insight may be gained that could impact: (i) the estimated total value assigned to intangible assets, (ii) the estimated allocation of value between definite-lived and indefinite-lived intangible assets and/or (iii) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known as the Company completes its final acquisition accounting.

After allocation of the preliminary purchase price to the estimated fair values of acquired assets and liabilities as of June 30, 2012, goodwill is approximately $20.3 million. The factors contributing to the recognition of the amount of goodwill are based on several strategic and synergistic benefits that are expected to be realized from the Zencoder acquisition. These benefits include the expectation that the combined company’s complementary products will significantly broaden the Company’s offering in video encoding and delivery. The combined company will benefit from a broader global presence and with the Company’s direct sales force and larger channel coverage, the combined company anticipates significant cross-selling opportunities.

Deferred tax liabilities include tax effects of fair value adjustments related to identifiable intangible assets.

Tangible assets acquired and assumed liabilities were valued at their respective carrying amounts recorded by Zencoder, as the Company believes that their carrying value amounts approximate their fair values at the acquisition date.

The pro forma condensed combined statements of operations do not reflect estimated transaction expenses incurred by the Company of approximately $475,000, transaction expenses incurred by Zencoder of approximately $200,000 and stock-based compensation expenses of Zencoder as a result of the acquisition for the acceleration of vesting and settlement of outstanding stock options of approximately $40,000.

Note 3. Pro Forma Adjustments

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained. Note that the following pro forma adjustments exclude the decrease in interest income that would have resulted based on the estimated decrease in the Company’s cash available for investment as a result of estimated $27.2 million in cash utilized for the Zencoder acquisition, as the related interest that would have been earned would be immaterial.

(a)	To record the following adjustments to cash:

Cash paid for Zencoder equity	$26,760,547
Cash paid in settlement of Zencoder convertible notes	450,000
Cash paid for acquisition-related transaction costs (1)	475,166

Cash used from the Company’s cash and cash equivalents	$27,685,708

(1)	Transaction costs incurred after the interim June 30, 2012 balance sheets presented herein, which excludes $479,064 of transaction costs incurred by the Company prior to the acquisition date.

(b)	To record the fair value of goodwill of $20,304,057.

(c)	To establish the fair value of identifiable intangible assets resulting from the acquisition:

	Fair Value	Estimated Useful Life (Years)
Technology	$6,074,000	6
Customer relationships	3,993,000	14
Trade name	368,000	3
Non-compete contracts	596,000	2

Total identifiable intangible assets	$11,031,000

(d)	To eliminate the Zencoder convertible notes payable paid in settlement by the Company in conjunction with the acquisition and the related embedded derivative liability.

(e)	To eliminate the historical convertible preferred stock and stockholders’ deficit accounts of Zencoder.

(f)	To record transaction costs of $475,166 incurred by the Company after the interim June 30, 2012 balance sheets presented herein.

(g)	To record amortization expense related to the intangible assets acquired to the following line items:

	Six Months Ended June 30, 2012	Year Ended December 31, 2012

Cost of subscription and support revenue	$506,167	$1,012,333
Research and development	19,500	39,000
Sales and marketing	333,440	666,881

Amortization of intangible assets expense	$859,107	$1,718,214

(h)	To eliminate transaction costs of $479,064 incurred by the Company in the six months ended June 30, 2012 in connection with the acquisition of Zencoder.

(i)	To record a deferred tax liability related to the fair value adjustments for identifiable intangible assets due to timing differences based upon applying a statutory tax rate of 39.8%. The deferred tax liability created for the intangible assets has been reflected as an adjustment to the unaudited pro forma condensed combined balance sheet. The Company has not yet evaluated the realizability of Zencoder’s deferred tax assets and, as a result, has not reflected these assets above. Additionally, after consideration of the transaction, the Company may be able to release a part of its valuation allowance against its deferred tax assets through the recognition of a benefit to income. However, the Company does not view the effects to its existing valuation allowance to be directly attributable to the acquisition, and thus its impact has been excluded from the pro forma unaudited condensed combined statements of operations.

(j)	To record expense related to approximately $2.7 million withheld by the Company at closing which will be paid to certain Zencoder employees as they perform specific services for the Company. As this amount is related to a future service requirement, it is being recorded as compensation expense.